SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  March 10, 2005

DUPONT PHOTOMASKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20839	74-2238819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD.
ROUND ROCK, TEXAS 78664

(Address of principal executive offices, with zip code)

(512) 310-6500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                          Costs Associated with Exit or Disposal Activities

On March 10, 2005, BindKey Technologies, Inc. (BindKey), a wholly-owned subsidiary of DuPont Photomasks, Inc., suspended product and new business development efforts. BindKey is an Electronic Design Automation (EDA) software company marketing tools that enhance the productivity of designers of leading edge integrated circuits. This decision was a result of further consideration of EDA market trends, including market growth rates that are slower than previously anticipated. DuPont Photomasks is currently evaluating strategic alternatives, including the sale of BindKey’s assets or the license of intellectual property. Approximately 35 employees of BindKey are being offered competitive severance packages and will leave BindKey’s employ during a transitional period, during which time BindKey will continue to provide product support to its customers. To account for the projected costs, DuPont Photomasks expects to record charges of approximately $4.5 million in the third quarter of fiscal 2005, ending March 31, 2005. These charges will consist of asset disposition charges, contract termination costs and employee severance. Approximately 70 percent of the charges will consist of non-cash related items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT PHOTOMASKS, INC.

Date: March 10, 2005	/s/ James W. Boeckman
James W. Boeckman
Executive Vice President, General Counsel and Secretary